FOR IMMEDIATE RELEASE                                               EXHIBIT 99.2

             KEYSTONE PROPERTY TRUST ANNOUNCES THIRD QUARTER RESULTS

WEST CONSHOHOCKEN, PENNSYLVANIA, OCTOBER 22, 2002 - Keystone Property Trust (NYSE: KTR) (the "Company" or "Keystone") today announced its financial results for the third quarter of 2002.

For the three month period ended September 30, 2002, the Company reported Funds From Operations ("FFO") of $12.7 million, or $0.41 per diluted share, as compared to $13.5 million, or $0.44 per diluted share for the same quarter in 2001. This represents a decrease on an aggregate basis of 5.7% and a decrease of 6.8% on a per share basis from the same quarter a year ago.

Year-to-date, FFO was $39.2 million, or $1.26 per diluted share, as compared to $37.4 million, or $1.31 per diluted share for the nine months ended September 30, 2001. This represents an increase on an aggregate basis of 4.7% and a decrease of 3.8% on a per share basis.

For the three month period ended September 30, 2002, the Company reported a net loss of $19.2 million, or $0.98 per diluted share, as compared with net income of $10.4 million, or $0.55 per diluted share, for the three months ended September 30, 2001. The net loss for the quarter was the result of the Company's recording a $30.2 million provision for asset impairment related to the Upstate New York office and industrial properties, which were placed under a definitive contract of sale during the quarter. The sale is expected to close in the fourth quarter of 2002. The third quarter of 2001 included a $10.0 million gain as a result of an asset sale.

For the nine month period ended September 30, 2002, the Company reported a net loss of $12.9 million, or $0.68 per diluted share, as compared with net income of $12.0 million, or $0.83 per diluted share, for the nine months ended September 30, 2001.

Excluding gains and losses from property sales, asset impairment provisions and extraordinary items, earnings per share for the three month period ended September 30, 2002 was $0.21 per diluted share, a 10.5% increase from $0.19 per diluted share for the same quarter in 2001.

Excluding gains and losses from property sales, asset impairment provisions and extraordinary items, earnings per share for the nine months ended September 30, 2002 was $0.66 per diluted share, a 29.4% increase from $0.51 per diluted share for the nine months ended September 30, 2001.

THIRD QUARTER ACTIVITIES/HIGHLIGHTS

     - Occupancy at 94.0% at the end of the quarter, which is in line with the occupancy at June 30, 2002.

     - Leased approximately 1.2 million square feet - nearly 680,000 square feet of new deals and approximately 520,000 square feet of renewals representing over 74% retention.
     - Industrial rents on renewals and new leases for the quarter increased 3.7% on a GAAP basis and 2.7% on a cash basis compared with expiring rents.
     - Same-Store Net Operating Income on a cash basis during the quarter increased 1.4% for the Industrial Portfolio but declined 1.0% for the Consolidated Portfolio, including a 2.3% decline in the Core Portfolio.
     - Same-Store Net Operating Income on a GAAP basis during the quarter increased 4.0% for the Industrial Portfolio and increased 1.4% for the Consolidated Portfolio, including a 1.3% increase for the Core Portfolio.
     - Entered definitive agreement to dispose of Upstate New York office and industrial portfolio and additional industrial properties consisting of 34 properties totaling 3.9 million square feet for approximately $178.3 million.
     - Sold 2 million common shares at $16.41 per share and used the proceeds to repurchase $32.5 million of convertible preferred equity resulting in annual cash flow savings of approximately $400,000 and a decrease in convertible preferred equity from 27% to 20% of shareholders equity on a book basis.
     - Sold four industrial properties and one office property aggregating over 465,000 SF for a gross sales price of $23.7 million.
     - Acquired three industrial properties in one-off transactions totaling 353,000 square feet in Northern New Jersey within the CalEast Joint Venture, representing a total investment of $21.1 million.
     - Acquired a 26-acre site at Greenville Yards at the Port of Newark/Elizabeth and immediately began construction on two state-of-the-art distribution centers, totaling approximately 525,000 square feet.
     -    Paid a dividend of $0.325 per common share.

OPERATING RESULTS

Keystone leased 1.2 million square feet during the third quarter and 5.3 million square feet year-to-date representing a 22.4% increase over the first 9 months of last year. For the quarter, the Company completed nearly 680,000 square feet of new deals and approximately 520,000 square feet of renewals. The new deals were concentrated in the Pennsylvania portfolio, and renewal activity was concentrated in South Carolina, which comprised nearly 80% of the renewal activity for the quarter. The Company's retention ratio was 74.4% for the third quarter, and now stands at 72.2% for the year, in-line with our historical norm.

Year-to-date, Keystone has leased 55% of the 1.9 million square feet of speculative inventory that the Company held at the beginning of the year.

Industrial rents on renewals and new leases for the quarter increased 3.7% on a GAAP basis and 2.7% on a cash basis compared with expiring rents. Pennsylvania was one of the Company's strongest markets in terms of rent growth at 9.7% on a cash basis.

For the Consolidated Portfolio, third quarter Same-Store Net Operating Income ("NOI") on a cash basis decreased 1.0%, but on a GAAP basis increased 1.4%, compared to last year's third quarter. During the third quarter, the Industrial Portfolio Same-Store NOI increased 1.4% and 4.0%, on a cash and GAAP basis respectively, compared to 2001's third quarter.

Core Portfolio Same-Store NOI on a cash basis decreased 2.3% in the third quarter of 2002 compared to 2001's third quarter. On a GAAP basis, the Core Portfolio Same-Store NOI increased 1.3% compared to last year's third quarter. The Core Same-Store portfolio is comprised of industrial properties that include approximately 45.0% of the total NOI for the third quarter. Economic occupancy at these properties was 92.9% for the quarter, a 4.7% decrease from the 97.6% in occupancy for the third quarter of 2001.

In New Jersey, occupancy was at 95.1% for the quarter with 178,663 square feet of leasing activity completed in the quarter. Rents on new leases increased 13.4% over expiring rents for the year-to-date. During the quarter, the new leasing was comprised of the 140,000 SF lease to San Mar and two smaller deals totaling 39,000 SF in the Meadowlands.

In Pennsylvania, occupancy was at 92.5% for the quarter with 505,688 square feet of leasing activity during the quarter. Rents on new leases increased 10.3% over expiring rents during the third quarter and 9.8% year-to-date. Significant leasing transactions during the quarter included a 151,600 SF deal with Proctor & Gamble at the 21 Roadway Drive expansion in Harrisburg, a 122,400 SF lease with World Kitchens in Chambersburg, and a ten year 65,000 SF transaction with GE Polymershapes in Allentown.

In Indianapolis, occupancy was at 93.7% for the quarter. During the third quarter, the Company did not lease any additional space in Indianapolis.

Commenting on leasing and investment activity, Jeffrey E. Kelter, President and CEO of the Company, stated, "Despite the fact that we worked very hard to end the quarter at 94% occupied, there wasn't a lot to be excited about on the leasing front. Our leasing volume was down from our rolling 4-quarter average, which we believe is a direct reflection of reduced corporate demand across all of our core markets and sub-markets. Having said that, we continue to make meaningful progress in increasing the overall value of our franchise. During the quarter, we entered into a definitive agreement to dispose of our Upstate New York office and industrial portfolio and additional industrial properties for $178.3 million, which we believe to be the critical step in our transformation. We expect this transaction to close in the fourth quarter, allowing us to redeploy a significant amount of capital into bulk distribution centers in our core markets and enabling us to begin the process of growing FFO and NAV per share beginning in the second half of 2003 and beyond."

"We are excited about the site we acquired in Jersey City adjacent to the Port of Newark/Elizabeth this quarter. Given limited competitive new supply and relatively little vacancy in the high-cube product in both the Port and the Meadowlands, we believe this site is one of the best development opportunities in Northern New Jersey and we have broken ground on two state-of-the-art distribution centers totaling approximately 525,000 SF. During the quarter, we made real progress on the acquisition front in New Jersey by closing, in conjunction with out joint venture partner, CalEast, on three one-off acquisitions totaling 353,000 SF in the Meadowlands sub-market representing a total investment of $21.1 million.

Importantly, we have a significant pipeline of one-off big-box distribution assets in Central Pennsylvania lined-up to recycle proceeds from the Upstate New York sale. We also continue to evaluate additional joint venture possibilities, to grow our asset base and market penetration as the investment community's appetite for our asset class and region continues unabated."

CONFERENCE CALL

The Company will hold an investor/analyst conference call tomorrow, October 23rd, beginning at 11:00 a.m. Eastern Time. The conference call may be joined by dialing (800) 314-7867, passcode 442972. A replay of the conference call will be available through November 6, 2002 until 8 p.m. Eastern Time. The telephone number for the replay is (719) 457-0820, passcode 442972. The conference call can also be accessed through our company website at www.keystoneproperty.com under "Investor Relations." Additional information about Keystone's quarterly results can be accessed in our supplemental package, which is also posted under "Investor Relations."

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 124 industrial and office properties aggregating 23 million square feet in the Eastern United States. Keystone's industrial portfolio contains over 21 million square feet of big box distribution assets, with more than 15 million square feet located in the core markets of New Jersey, Pennsylvania and Indianapolis. For more information, contact Aleathia M. Hoster at (212) 527-9900, send email to info@keystoneproperty.com or visit the Company website at www.keystoneproperty.com

THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.

CONTACT:  ALEATHIA M. HOSTER OF KEYSTONE PROPERTY TRUST (PHONE: 212-527-9900)

          FINANCIAL SUMMARY FOR THE THREE AND NINE MONTH PERIODS ENDED
                           SEPTEMBER 30, 2002 AND 2001
                    (IN THOUSANDS, EXCEPT FOR SHARES, RATIOS
                               AND PER SHARE DATA)

                                                                 FOR THE THREE MONTHS ENDED      FOR THE NINE MONTHS ENDED
                                                                         SEPT. 30,                       SEPT. 30,
                                                                        (UNAUDITED)                     (UNAUDITED)
                                                               --------------------------------------------------------------
                                                                    2002           2001             2002           2001
                                                                    ----           ----             ----           ----
OPERATING DATA:

REVENUE:
Rents                                                            $     21,517   $     23,453     $     63,295   $     71,693
Reimbursement revenue and other                                         3,425          3,240            9,984         10,829
                                                                 ------------   ------------     ------------   ------------
         Total revenue                                           $     24,942   $     26,693     $     73,279   $     82,522
                                                                 ============   ============     ============   ============

OPERATING EXPENSES:
Property operating expenses                                             1,876          2,027            5,549          6,561
Real estate tax expense                                                 2,554          2,319            7,446          7,254
General and administrative                                              2,028          2,268            5,980          6,552
Employee termination costs                                                930             --              930             --
Depreciation and amortization                                           5,021          5,435           15,575         18,968
Interest expense                                                        6,369          7,596           18,329         26,827
Provision for asset impairment                                         30,200             --           30,200             --
                                                                 ------------   ------------     ------------   ------------
         Total operating expenses                                $     48,978   $     19,645     $     84,009   $     66,162
                                                                 ------------   ------------     ------------   ------------

(LOSS) INCOME BEFORE EQUITY IN INCOME FROM EQUITY METHOD
INVESTMENTS AND GAINS ON SALES OF ASSETS                              (24,036)         7,048          (10,730)        16,360

EQUITY IN INCOME FROM EQUITY METHOD INVESTMENTS                           266            386              583            455

(LOSSES) GAINS ON SALES OF ASSETS                                          --         10,025             (430)        10,361
                                                                 ------------   ------------     ------------   ------------

(LOSS) INCOME BEFORE DISTRIBUTIONS TO PREFERRED UNITHOLDERS,
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP,
EXTRAORDINARY ITEMS, DISCONTINUED OPERATIONS AND INCOME
ALLOCATED TO PREFERRED SHAREHOLDERS                                   (23,770)        17,459          (10,577)        27,176

DISTRIBUTIONS TO PREFERRED UNITHOLDERS                                 (1,424)        (1,747)          (4,317)        (5,610)

MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP               6,092         (4,124)           3,987         (4,610)

DISCONTINUED OPERATIONS:
Income from discontinued operations                                        86            195              323            587
Gain on disposition of discontinued operations                            871             --              871             --
Minority interest                                                        (235)           (56)            (294)          (196)
                                                                 ------------   ------------     ------------   ------------
                                                                          722            139              900            391

EXTRAORDINARY ITEMS-LOSS ON EARLY RETIREMENT OF DEBT                       --            (94)            (178)        (1,269)
                                                                 ------------   ------------     ------------   ------------

NET (LOSS) INCOME BEFORE INCOME ALLOCATED TO PREFERRED
SHAREHOLDERS                                                          (18,380)        11,633          (10,185)        16,078

(LOSS) INCOME ALLOCATED TO PREFERRED SHAREHOLDERS                        (798)        (1,242)          (2,673)        (4,097)
                                                                 ------------   ------------     ------------   ------------

NET (LOSS) INCOME ALLOCATED TO COMMON SHAREHOLDERS               $    (19,178)  $     10,391     $    (12,858)  $     11,981
                                                                 ============   ============     ============   ============

EARNINGS PER COMMON SHARE - BASIC:
Net (loss) income per Common Share before extraordinary items    $      (1.02)  $       0.62     $      (0.72)  $       0.94
Extraordinary items                                                        --             --            (0.01)         (0.06)
Discontinued operations                                                  0.04           0.01             0.05           0.03
                                                                 ------------   ------------     ------------   ------------
Net (loss) income allocated to Common Share - Basic              $      (0.98)  $       0.63     $      (0.68)  $       0.91
                                                                 ============   ============     ============   ============

WEIGHTED AVERAGE COMMON SHARES - BASIC                             19,489,288     16,570,452       18,845,599     13,211,061
                                                                 ============   ============     ============   ============
EARNINGS PER COMMON SHARE - DILUTED:
Net (loss) income per Common Share before extraordinary items    $      (1.02)  $       0.54     $      (0.72)  $       0.86
Extraordinary items                                                        --             --            (0.01)         (0.06)
Discontinued operations                                                  0.04           0.01             0.05           0.03
                                                                 ------------   ------------     ------------   ------------
Net (loss)  income per Common Share - Diluted                    $      (0.98)  $       0.55     $      (0.68)  $       0.83
                                                                 ============   ============     ============   ============

WEIGHTED AVERAGE COMMON SHARES - DILUTED                           25,457,791     24,363,191       18,845,599     20,282,848
                                                                 ============   ============     ============   ============

                                                                                 As of:
                                                                      ----------------------------
                                                                       Sept. 30,
                                                                         2002         December 31,
                                                                      (unaudited)        2001
                                                                      ------------   -------------
      BALANCE SHEET DATA:
      Real estate investments before accumulated depreciation         $   782,414    $     817,977
      Total assets                                                        781,202          827,513
      Total debt                                                          433,202          435,136
      Total liabilities                                                   449,530          455,591
      Limited Partners Minority Interest in Operating Partnership          36,634           48,698
      Convertible preferred units                                          52,892           60,392
      Stockholders' equity                                                242,146          262,832

                                                                 FOR THE THREE MONTHS ENDED      FOR THE NINE MONTHS ENDED
                                                                         SEPT. 30,                       SEPT. 30,
                                                                        (UNAUDITED)                     (UNAUDITED)
                                                               --------------------------------------------------------------
                                                                    2002           2001             2002           2001
                                                                    ----           ----             ----           ----
FUNDS FROM OPERATIONS:
(LOSS) INCOME BEFORE DISTRIBUTIONS TO PREFERRED UNITHOLDERS,
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP,
EXTRAORDINARY ITEMS AND INCOME ALLOCATED TO PREFERRED
SHAREHOLDERS                                                     $    (23,770)  $     17,459     $    (10,577)  $     27,176
(Less) Plus:
     Losses (gains) on sales of assets                                     --        (10,025)             430        (10,361)
     Provision for asset impairment and employee
      termination costs                                                31,130             --           32,530             --
     Depreciation and amortization related to real estate               5,071          5,567           15,964         19,398
     Depreciation and amortization related to equity
      investments                                                         206            293              546            645
     Income from discontinued operations                                   86            195              323            587
                                                                 ------------   ------------     ------------   ------------
FUNDS FROM OPERATIONS(1)                                         $     12,723   $     13,489     $     39,216   $     37,445
                                                                 ============   ============     ============   ============

BASIC FFO PER SHARE                                              $       0.41   $       0.45     $       1.26   $       1.35
                                                                 ============   ============     ============   ============

DILUTED FFO PER SHARE                                            $       0.41   $       0.44     $       1.26   $       1.31
                                                                 ============   ============     ============   ============

FUNDS AVAILABLE FOR DISTRIBUTION:

     Funds from operations                                       $     12,723   $     13,488     $     39,216   $     37,445
     Rental income from straight line rents                            (1,241)          (660)          (2,549)        (2,095)
     Amortization of deferred financing costs                             272            452              812          1,384
     Building improvements                                               (252)          (246)            (555)          (796)
     Tenant improvements                                                 (336)          (588)          (1,665)        (1,609)
     Leasing commissions                                                 (334)          (264)          (1,953)        (1,511)
                                                                 ------------   ------------     ------------   ------------
FUNDS AVAILABLE FOR DISTRIBUTION                                 $     10,832   $     12,183     $     33,306   $     32,818
                                                                 ============   ============     ============   ============

DILUTED FUNDS AVAILABLE FOR DISTRIBUTION PER SHARE               $       0.34   $       0.39     $       1.07   $       1.14
                                                                 ============   ============     ============   ============

DILUTED WEIGHTED AVERAGE SHARES AND UNITS(2)                       31,409,399     30,997,250       31,235,134     28,683,229
                                                                 ============   ============     ============   ============

DIVIDEND PAID PER COMMON SHARE                                   $      0.325   $      0.320     $      0.965   $      0.940
                                                                 ============   ============     ============   ============

FFO DIVIDEND PAYOUT RATIO                                                80.2%          72.7%            76.6%          71.8%
                                                                 ============   ============     ============   ============

FAD DIVIDEND PAYOUT RATIO                                                95.6%          82.1%            90.2%          82.5%
                                                                 ============   ============     ============   ============

(1) The Company calculates Funds From Operations (FFO) in accordance with the National Association of Real Estate Investment Trusts, Inc. definition. FFO is equal to net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization relating to real property, and after adjustments from unconsolidated partnerships and joint ventures. Management believes the presentation of FFO is a useful disclosure as a general measure of its performance, although the Company's FFO may not necessarily be comparable to similarly titled measurements of other REITs. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income as an indication of the Company's operating performance or as an alternative to cash flow as a measure of liquidity.

(2) Diluted weighted average shares for 2002 and 2001, as shown above, include the convertible preferred shares and units on an as-converted basis.